UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, Integra LifeSciences Holdings Corporation (the “Company”) entered into the Second Amended and Restated Employment Agreement with Peter J. Arduini, President and Chief Executive Officer of the Company (the “Agreement”). The Agreement is effective immediately and amends and restates the Amended and Restated Employment Agreement between the Company and Mr. Arduini, dated December 20, 2011, that was scheduled to expire on December 31, 2014.

Unless earlier terminated, the term of the Agreement will terminate on December 31, 2017. In the event that a change in control of the Company occurs prior to the expiration of the term, the employment period will instead continue through the later of December 31, 2017, or the second anniversary of the consummation of the change in control.

Under the Agreement, Mr. Arduini is entitled to receive an annual base salary of $834,300, and he remains eligible for an annual bonus opportunity targeted at 110% of his annual base salary. Mr. Arduini’s bonus opportunity will range from 50% of his annual base salary (if threshold performance goals are achieved) to a maximum of 200% of his annual base salary. Mr. Arduini’s base salary is subject to annual review and may be increased in the discretion of the Company. The Agreement eliminates the target annual base salary increase that was provided in Mr. Arduini’s prior employment agreement.

The Agreement provides that Mr. Arduini is eligible to receive a discretionary annual equity award, with the amount, form and mix of such award to be determined by the Company’s Compensation Committee in its discretion after giving consideration to annual equity-based awards granted to chief executive officers in the Company’s peer group. The Agreement also provides that each current and future equity award held by Mr. Arduini that provides for double trigger accelerated vesting will provide for accelerated vesting upon a qualifying termination that occurs on or within 24 months following a change in control. In addition, Mr. Arduini’s stock options will remain exercisable for up to two years following a qualifying termination or such longer period of time provided in the applicable option agreement.

The Agreement contains non-compete and non-solicitation covenants that extend for 18 months following a termination of Mr. Arduini’s employment (or 12 months in the event of a termination due to the expiration of the employment term). Further, the Company will reimburse Mr. Arduini for up to $15,000 in legal fees and expenses incurred in connection with the drafting, review and negotiation of the Agreement.

Under the Agreement, if Mr. Arduini’s employment is terminated outside the context of a change in control by the Company other than “cause,” death or “disability,” or by Mr. Arduini for “good reason” (each, as defined in the Agreement), then, in addition to accrued amounts, Mr. Arduini will be entitled to the following payments and benefits:

•	A lump sum payment equal to 2.99 times Mr. Arduini’s annual base salary;

•	Company-subsidized healthcare continuation coverage for Mr. Arduini and his dependents for up to eighteen months after his termination date; and

•	Company-paid life and disability insurance premiums for Mr. Arduini for up to eighteen months after his termination date.

If Mr. Arduini’s employment is terminated by the Company within twenty-four months following a change in control by the Company other than cause, death or disability, or by Mr. Arduini for good reason, then Mr. Arduini will be entitled to receive the same payments and benefits as in the non-change in control context, except: (i) the lump sum cash payment will instead equal 2.99 times the sum of Mr. Arduini’s annual base salary and target bonus and (ii) Mr. Arduini will receive a pro-rata portion of his annual bonus for the year of termination, determined based on actual performance.

If Mr. Arduini’s employment is terminated due to his death, then his estate will receive (i) a lump sum cash payment equal to Mr. Arduini’s annual base salary, and (ii) Company-subsidized healthcare continuation coverage for up to twelve months after his termination date.

Mr. Arduini’s right to receive the severance payments pursuant to the Agreement (other than upon his death) is contingent on Mr. Arduini’s executing a general release of claims against the Company (provided that the Company also executes a general release of claims against Mr. Arduini). In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Arduini than receiving the full amount of such payments.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by the terms of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

Medical Device Excise Tax Accounting Change, Segment Revenues, and Inventory

In the first quarter of 2014, Integra LifeSciences Holdings Corporation (the “Company”) changed its method of accounting for the medical device excise tax (“MDET”). Prior to the change the Company recorded the MDET in inventory at the time of the first sale and then recognized the tax in cost of goods sold when the medical device was sold to the ultimate customer. Under the new method, the MDET will be recorded in selling, general and administrative expenses in the period the first sale occurs, which could be an intercompany sale. The Company believes that this change in accounting principle is preferable as the new method provides a better comparison with the Company's industry peers, the majority of which expense the MDET at the time of the first sale. The medical device excise tax applies to sales beginning January 1, 2013; therefore, only 2013 financial results were affected by this change. Additionally, in the first quarter of 2014, the Company changed the segments in which it recognizes certain product revenues. The result of this change was a decrease in revenues for the U.S. Extremities segment, and an increase in revenues for the U.S. Instruments and U.S. Spine and Other segments. Finally, the December 31, 2013 disclosure of inventory by category has been revised to correct an immaterial misclassification of certain items between work in process and raw materials. The impact of the retrospective application of the change in accounting principle on 2013, the reclassification of segment revenues for all periods presented, and inventory revision in 2013 is presented in Exhibit 99.1 attached hereto.

This Current Report on Form 8-K includes revisions to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) originally filed on February 27, 2014. These revisions reflect the impact of the change in accounting principle for the MDET on previously issued financial statements, changes to the revenue reporting categories and the related segment results, and the correction of an immaterial misclassification of inventory. Accordingly, the Exhibits included under Item 9.01 to this Current Report on Form 8-K hereby revise the following items of the Company’s 2013 Form 10-K:

•	Part II, Item 6 — Selected Financial Data
•	Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operation
•	Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk
•	Part II, Item 8 — Financial Statements and Supplementary Data
•	Part IV, Item 15 — Exhibits and Financial Statement Schedules

This Current Report on Form 8-K and the attachments hereto do not attempt to modify or update any disclosures set forth in our 2013 Form 10-K, except as required to reflect the change in accounting principle for the MDET, the changes to segment revenue classifications, and the inventory misclassification, and therefore, do not update or discuss other activities or events occurring after February 27, 2014. This Current Report on Form 8-K should be read in conjunction with the 2013 Form 10-K (as updated by this Current Report on Form 8-K), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and the Company’s Current Reports on Form 8-K and any amendments thereto. Unaffected items of our 2013 Form 10-K have not been repeated in this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Second Amended and Restated Employment Agreement between the Company and Peter J. Arduini +
18.1	Preferability letter of independent registered public accounting firm (Incorporated by Reference to Exhibit 18 to the Company’s Form 10-Q filed on May 1, 2014)
23.1	Consent of PricewaterhouseCoopers LLP +
99.1	Updates to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as follows: +
Part II, Item 6 — Selected Financial Data
Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk
Part II, Item 8 — Financial Statements and Supplementary Data
Part IV, Item 15 — Exhibits and Financial Statement Schedules

101.INS	XBRL Instance Document+#
101.SCH	XBRL Taxonomy Extension Schema Document+#
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document+#
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document+#
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document+#

+	Indicates this document is filed as an exhibit herewith.
#
The financial information of Integra LifeSciences Holdings Corporation on Form 8-K for the year ended December 31, 2013 filed on June 20, 2014 formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Statement of Comprehensive Income (Loss), (iii) the Consolidated Balance Sheets, (iv) Parenthetical Data to the Consolidated Balance Sheets, (v) the Consolidated Statements of Cash Flows, (vi) the Consolidated Statements of Changes in Stockholders’ Equity, and (vii) Notes to Consolidated Financial Statements, is furnished electronically herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: June 20, 2014	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement between the Company and Peter J. Arduini +
18.1	Preferability letter of independent registered public accounting firm (Incorporated by Reference to Exhibit 18 to the Company’s Form 10-Q filed on May 1, 2014)
23.1	Consent of PricewaterhouseCoopers LLP +
99.1	Updates to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as follows: +
Part II, Item 6 — Selected Financial Data
Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 7A — Quantitative and Qualitative Disclosures About Market Risk
Part II, Item 8 — Financial Statements and Supplementary Data
Part IV, Item 15 — Exhibits and Financial Statement Schedules

101.INS	XBRL Instance Document+#
101.SCH	XBRL Taxonomy Extension Schema Document+#
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document+#
101.DEF	XBRL Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document+#
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document+#

+	Indicates this document is filed as an exhibit herewith.
#
The financial information of Integra LifeSciences Holdings Corporation on Form 8-K for the year ended December 31, 2013 filed on June 20, 2014 formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Statements of Operations, (ii) the Consolidated Statement of Comprehensive Income (Loss), (iii) the Consolidated Balance Sheets, (iv) Parenthetical Data to the Consolidated Balance Sheets, (v) the Consolidated Statements of Cash Flows, (vi) the Consolidated Statements of Changes in Stockholders’ Equity, and (vii) Notes to Consolidated Financial Statements, is furnished electronically herewith.